Worthington Enterprises Reports Fourth Quarter Fiscal 2024 Results

COLUMBUS, Ohio, June 25, 2024 – Worthington Enterprises, Inc. (NYSE: WOR) reported net sales of $318.8 million and a net loss from continuing operations of $31.5 million, or $(0.64) per diluted share, for its fiscal 2024 fourth quarter ended May 31, 2024. This compares to net sales of $368.8 million and net earnings from continuing operations of $50.1 million, or $1.01 per diluted share, in the fourth quarter of fiscal 2023. On a non-GAAP basis, adjusted net earnings from continuing operations totaled $37.5 million for the fourth quarter of fiscal 2024, or $0.74 per diluted share, compared to $59.0 million, or $1.19 per diluted share, in the prior year comparable quarter. Reported results reflect the controlling interest portion of continuing operations and were impacted by certain items, as summarized in the table below.

(U.S. dollars in millions, except per share amounts)	4Q 2024		4Q 2023
	After-Tax	Per Share	After-Tax	Per Share
Net earnings (loss) from continuing operations	$(31.5)	$(0.64)	$50.1	$1.01
Corporate costs eliminated at Separation (1)	-	-	8.0	0.16
Impairment and restructuring charges	57.0	1.14	-	-
Separation costs	0.1	-	2.5	0.05
Impairment of investment in notes receivable	11.1	0.22	-	-
Pension settlement charge in equity income	0.8	0.02	-	-
Sale-leaseback gain in equity income	-	-	(1.6)	(0.03)
Adjusted net earnings from continuing operations	$37.5	$0.74	$59.0	$1.19
(1)
References in this release to the “Separation” are to the Company’s separation of its former steel processing business into Worthington Steel, Inc. on December 1, 2023.

Financial highlights, on a continuing operations basis, for the fiscal 2024 periods and prior year comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	4Q 2024	4Q 2023	12M 2024	12M 2023
Net sales	$318.8	$368.8	$1,245.7	$1,418.5
Operating income (loss)	(56.1)	15.3	(73.5)	29.8
Adjusted operating income	5.8	28.6	20.9	77.9
Net earnings (loss) from continuing operations	(31.5)	50.1	35.2	125.8
Adjusted EBITDA from continuing operations	63.2	93.7	251.0	306.0
EPS from continuing operations - diluted	(0.64)	1.01	0.70	2.55
Adjusted EPS from continuing operations - diluted	$0.74	$1.19	$2.84	$3.60

“We finished our fiscal year with a respectable fourth quarter delivering adjusted earnings per share of $0.74,” said Worthington Enterprises President and CEO Andy Rose. “Building Products had a solid quarter benefiting from strong contributions from WAVE and our water business but was offset by lower contributions from ClarkDietrich which faced some margin compression. Consumer Products performed well despite headwinds due to volume being pulled ahead into the previous quarter and some softening in consumer spending. While both segments saw lower volumes, the overall health

Worthington Enterprises

June 25, 2024

of the company is good. Our employees continue to deliver, and I could not be more proud of the focus and hard work they carry out every day.”

Consolidated Quarterly Results

Net sales for the fourth quarter of fiscal 2024 were $318.8 million, a decrease of $50.0 million, or 13.6%, from the prior year quarter, driven primarily by lower volume across all segments.

The operating loss of $56.1 million for the fourth quarter was unfavorable to the $15.3 million of operating income in the prior year quarter, due to significantly higher impairment and restructuring charges stemming from the deconsolidation of the former Sustainable Energy Solutions segment, effective May 29, 2024, as discussed below under Recent Business Developments. On an adjusted basis, operating income was $5.8 million, down $22.8 million from the prior year quarter, on lower volumes in Consumer Products combined with increased operating losses in Sustainable Energy Solutions.

Equity income decreased $10.9 million from the prior year quarter to $40.4 million, driven by lower contributions from ClarkDietrich which was down $13.8 million from the near record results in the prior year quarter, partially offset by strong contributions from WAVE which increased $3.3 million compared to the prior year quarter.

Miscellaneous expense was unfavorable by $11.1 million from the prior year quarter due to the write-down of an investment in a note receivable as a result of a change in business strategy in the Sustainable Energy Solutions business, while net interest expense was favorable $2.6 million over the prior year quarter due to lower average debt levels.

Income tax expense was $5.0 million in the fourth quarter of fiscal 2024 compared to $13.8 million in the prior year quarter. The decrease was driven by lower pre-tax earnings and discrete items related to the deconsolidation of the Sustainable Energy Solutions business. Tax expense in the fourth quarter of fiscal 2024 reflects an annual effective rate of 52.6% compared to 21.5% in the prior year. On an adjusted basis, the annual effective tax rate was 23.5% compared to 21.9% in the prior year.

Balance Sheet

Total debt was $298.1 million at the end of fiscal 2024, down approximately $391.8 million from May 31, 2023, due to the early redemption of the senior unsecured notes set to mature on August 10, 2024, and April 15, 2026, both of which were paid off earlier in the fiscal year. The Company ended the fourth quarter of fiscal 2024 with cash of $244.2 million, of which, $83.8 million was used after the quarter ended to fund the remaining purchase price of Hexagon Ragasco, as discussed below under Recent Business Developments.

Quarterly Segment Results

Consumer Products generated net sales of $125.3 million during the fourth quarter of fiscal 2024, down $23.5 million, or 16%, from the prior year quarter on lower volume. Adjusted EBITDA was down $12.5 million to $17.1 million, driven by the impact of lower volume, and to a lesser extent, a $2.4 million increase in SG&A expense due to higher benefit related costs and increased marketing spend.

Building Products generated net sales of $153.6 million during the fourth quarter of fiscal 2024, down $21.0 million, or 12%, from the prior year quarter due to lower volume and an unfavorable shift in product mix. Adjusted EBITDA decreased $13.1 million from the prior year quarter to $51.6 million on the combined impact of lower contributions of equity income from ClarkDietrich and unfavorable mix.

Worthington Enterprises

June 25, 2024

Sustainable Energy Solutions’ net sales totaled $39.9 million, down 12.0%, or $5.5 million, from the prior year quarter due to lower average selling prices and lower volume. Adjusted EBITDA was $1.2 million, down $3.1 million from the prior year quarter as lower average selling prices compressed gross profit. During the quarter, the Company sold an interest in the Sustainable Energy Solutions business to Hexagon Composites ASA (“Hexagon”), creating a new unconsolidated joint venture, in which the Company retained a 49% noncontrolling interest, as discussed below under Recent Business Developments. Historical results for Sustainable Energy Solutions are reported as part of Unallocated Corporate and Other, while future results, starting with the first quarter of fiscal 2025, will flow through equity income within Unallocated Corporate and Other.

Recent Developments

•
On May 29, 2024, the Company formed a new unconsolidated joint venture with Hexagon, comprised of the former Sustainable Energy Solutions segment. Pursuant to the transaction, Hexagon acquired a 49% stake in the joint venture for approximately $10 million plus closing cash. The Company retained a 49% noncontrolling interest in the joint venture, with the remaining 2% held by the executive management team of Sustainable Energy Solutions.
•
On June 3, 2024, the Company acquired Hexagon Ragasco, a leading manufacturer of composite propane cylinders. The total purchase price was approximately $98 million, subject to closing adjustments, $11.4 million of which was deposited into escrow at fiscal year end.
•
On June 25, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.17 per common share payable on September 27, 2024, to shareholders of record at the close of business on September 13, 2024, a 6.25% increase or $0.01 per share, compared to the prior quarter.

Outlook

“We are optimistic heading into our new fiscal year having recently completed the acquisition of Hexagon Ragasco along with the formation of our Sustainable Energy Solutions joint venture,” Rose said. “We have market leading brands, a rock-solid balance sheet that will enable us to take advantage of growth opportunities as they arise, and a team focused on driving long-term profitable growth for Worthington Enterprises.”

Upcoming Investor Events

•
Raymond James Industrial and Energy Showcase, August 8, 2024
•
CG 44th Annual Growth Conference, August 14, 2024
•
2024 Seaport Research Partners Annual Summer Investor Conference, August 21, 2024
•
Jefferies Industrials Conference, September 5, 2024

Conference Call

The Company will review fiscal 2024 fourth quarter results during its quarterly conference call on June 26, 2024, at 8:30 a.m., Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that help enable people to live safer, healthier and more expressive lives. The Company operates with two segments: Building Products and

Worthington Enterprises

June 25, 2024

Consumer Products. Worthington’s emphasis on innovation and transformation extends to building products including heating and cooling solutions, water systems, architectural and acoustical grid ceilings and metal framing and accessories, and consumer products in tools, outdoor living and celebrations categories sold under brand names Coleman®, Bernzomatic®, Balloon Time®, Level5 Tools®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International®, HALO™ and Hawkeye™. The Company serves the growing global hydrogen ecosystem through on-board fueling systems and gas containment solutions.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the separation of the Company’s Steel Processing business (the “Separation); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the Company’s performance on a pro forma basis to illustrate the estimated effects of the Separation on historical periods; the tax treatment of the Separation transaction; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the uncertainty of obtaining regulatory approvals in connection with the Separation, including rulings from the Internal Revenue Service; the Company’s ability to successfully realize the anticipated benefits of the Separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which are impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the

Worthington Enterprises

June 25, 2024

implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2024	2023	2024	2023
Net sales	$318,801	$368,802	$1,245,703	$1,418,496
Cost of goods sold	239,802	274,642	960,684	1,094,908
Gross profit	78,999	94,160	285,019	323,588
Selling, general and administrative expense	73,210	75,910	283,471	287,118
Impairment of goodwill and long-lived assets	32,975	-	32,975	484
Restructuring and other expense (income), net	28,624	(13)	29,327	(367)
Separation costs	240	2,961	12,705	6,534
Operating income (loss)	(56,050)	15,302	(73,459)	29,819
Other income (expense):
Miscellaneous expense, net	(11,145)	-	(17,129)	(4,497)
Loss on extinguishment of debt	-	-	(1,534)	-
Interest income (expense), net	9	(2,609)	(1,587)	(18,298)
Equity in net income of unconsolidated affiliates	40,388	51,257	167,716	153,262
Earnings (loss) before income taxes	(26,798)	63,950	74,007	160,286
Income tax expense	4,986	13,825	39,027	34,535
Net earnings (loss) from continuing operations	(31,784)	50,125	34,980	125,751
Net earnings (loss) from discontinued operations	(265)	84,038	82,841	143,419
Net earnings (loss)	(32,049)	134,163	117,821	269,170
Net earnings (loss) attributable to noncontrolling interests	(263)	4,260	7,197	12,642
Net earnings (loss) attributable to controlling interest	$(31,786)	$129,903	$110,624	$256,528

Amounts attributable to controlling interest:
Net earnings (loss) from continuing operations	$(31,521)	$50,125	$35,243	$125,751
Net earnings (loss) from discontinued operations	(265)	79,778	75,381	130,777
Net earnings (loss) attributable to controlling interest	$(31,786)	$129,903	$110,624	$256,528

Earnings (loss) per share from continuing operations - basic	$(0.64)	$1.03	$0.72	$2.59
Earnings (loss) per share from discontinued operations - basic	(0.01)	1.64	1.53	2.69
Net earnings (loss) per share attributable to controlling interest - basic	$(0.65)	$2.67	$2.25	$5.28

Earnings (loss) per share from continuing operations - diluted	$(0.64)	$1.01	$0.70	$2.55
Earnings (loss) per share from discontinued operations - diluted	(0.01)	1.60	1.50	2.64
Net earnings (loss) per share attributable to controlling interest - diluted	$(0.65)	$2.61	$2.20	$5.19

Weighted average common shares outstanding - basic	49,437	48,643	49,195	48,566
Weighted average common shares outstanding - diluted	49,437	49,779	50,348	49,386

Cash dividends declared per share	$0.16	$0.31	$0.96	$1.24

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	May 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$244,225	$422,268
Receivables, less allowances of $343 and $803 at May 31, 2024
and May 31, 2023, respectively	199,798	224,863
Inventories
Raw materials	66,040	91,988
Work in process	11,668	19,189
Finished products	86,907	83,322
Total inventories	164,615	194,499
Income taxes receivable	17,319	1,681
Prepaid expenses and other current assets	47,936	46,301
Current assets of discontinued operations	-	978,725
Total current assets	673,893	1,868,337
Investment in unconsolidated affiliates	144,863	138,041
Operating lease assets	18,667	24,686
Goodwill	331,595	336,178
Other intangibles, net of accumulated amortization of
$83,242 and $73,308 at May 31, 2024 and May 31, 2023, respectively	221,071	230,851
Other assets	21,342	14,339
Property, plant and equipment:
Land	8,657	12,120
Buildings and improvements	123,478	139,514
Machinery and equipment	321,836	403,885
Construction in progress	24,504	24,779
Total property, plant and equipment	478,475	580,298
Less: accumulated depreciation	251,269	323,883
Total property, plant and equipment, net	227,206	256,415
Non-current assets of discontinued operations	-	782,071
Total assets	$1,638,637	$3,650,918

Liabilities and equity
Current liabilities:
Accounts payable	$91,605	$126,743
Accrued compensation, contributions to employee benefit plans and related taxes	41,974	46,782
Dividends payable	9,038	18,330
Other accrued items	29,061	37,801
Current operating lease liabilities	6,228	6,682
Income taxes payable	470	8,918
Current maturities of long-term debt	-	264
Current liabilities associated of discontinued operations	-	472,038
Total current liabilities	178,376	717,558
Other liabilities	62,243	71,766
Distributions in excess of investment in unconsolidated affiliate	111,905	117,297
Long-term debt	298,133	689,718
Noncurrent operating lease liabilities	12,818	18,326
Deferred income taxes	84,150	82,346
Non-current liabilities of discontinued operations	-	132,279
Total liabilities	747,625	1,829,290
Shareholders' equity - controlling interest	888,879	1,696,011
Noncontrolling interests	2,133	125,617
Total equity	891,012	1,821,628
Total liabilities and equity	$1,638,637	$3,650,918

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2024	2023	2024	2023
Operating activities:
Net earnings (loss)	$(32,049)	$134,163	$117,821	$269,170
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	12,423	28,292	80,704	112,800
Impairment of goodwill and long-lived assets	32,975	1,800	34,377	2,596
Provision for (benefit from) deferred income taxes	1,919	4,670	2,762	(15,528)
Impairment of investment in note receivable	11,170	-	11,170	-
Loss on extinguishment of debt	-	-	1,534	-
Bad debt expense (income)	(21)	(1,678)	(450)	2,108
Equity in net income of unconsolidated affiliates, net of distributions	2,552	(4,545)	5,722	79,870
Net loss (gain) on sale of assets	29,329	530	28,980	(4,458)
Stock-based compensation	3,394	5,420	16,688	19,178
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	342	(17,386)	50,078	143,089
Inventories	8,597	(6,843)	63,596	160,116
Accounts payable	(5,866)	45,089	(65,401)	(150,400)
Accrued compensation and employee benefits	2,498	10,206	468	(23,226)
Other operating items, net	(22,094)	29,516	(58,073)	30,049
Net cash provided by operating activities	45,169	229,234	289,976	625,364

Investing activities:
Investment in property, plant and equipment	(11,336)	(17,651)	(83,527)	(86,366)
Acquisitions, net of cash acquired	(12,315)	-	(42,035)	(56,088)
Proceeds from sale of assets, net of selling costs	28	108	865	35,653
Investment in note receivable	-	-	(14,900)	-
Investment in non-marketable equity securities	(681)	(500)	(2,296)	(770)
Net proceeds from sale of investment in ArtiFlex	-	-	-	35,795
Excess distributions from unconsolidated affiliate	-	-	1,085	-
Net cash used by investing activities	(24,304)	(18,043)	(140,808)	(71,776)

Financing activities:
Dividend from Worthington Steel at Separation	-	-	150,000	-
Distribution to Worthington Steel at Separation	-	-	(218,048)	-
Net proceeds (repayments) from short-term borrowings (1)	-	(791)	172,187	(45,183)
Principal payments on long-term obligations	-	(776)	(393,890)	(6,685)
Proceeds from issuance of common shares, net of tax withholdings	3,961	1,631	(11,399)	(1,780)
Payments to noncontrolling interests	-	(8,475)	(1,920)	(20,235)
Dividends paid	(7,911)	(15,078)	(56,819)	(59,244)
Net cash used by financing activities	(3,950)	(23,489)	(359,889)	(133,127)
Increase (decrease) in cash and cash equivalents	16,915	187,702	(210,721)	420,461
Cash and cash equivalents at beginning of period	227,310	267,244	454,946	34,485
Cash and cash equivalents at end of period (2)	$244,225	$454,946	$244,225	$454,946

(1)
Net proceeds in fiscal 2024 consisted of borrowings under Worthington Steel’s short-term credit facilities assumed by Worthington Steel in conjunction with the Separation.

(2)
The cash flows related to discontinued operations have not been segregated in the periods presented herein. Accordingly, the consolidated statements of cash flows include the results from continuing and discontinued operations.

WORTHINGTON ENTERPRISES, INC.

NON-GAAP FINANCIAL MEASURES / PRO FORMA FINANCIAL DATA

(In thousands, except units and per share amounts

The following provides a reconciliation of non-GAAP financial measures, including adjusted operating income (loss), adjusted earnings before income taxes, adjusted income tax expense (benefit), adjusted net earnings (loss) from continuing operations attributable to controlling interest, adjusted earnings per diluted share from continuing operations attributable to controlling interest and adjusted effective tax rate, from their most comparable GAAP measure for the three and 12 months ended May 31, 2024, and May 31, 2023. Refer to the Use of Non-GAAP Measures and Definitions section herein and non-GAAP footnotes below for further information on these measures .

	Three Months Ended May 31, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net loss from Continuing Operations (1)	Diluted EPS - Continuing Operations	Effective Tax Rate
GAAP	$(56,050)	$(26,798)	$4,986	$(31,521)	(0.64)	(18.8%)
Impairment of goodwill and long-lived assets	32,975	32,975	-	32,975	0.66
Restructuring and other expense, net	28,624	28,624	(4,609)	24,015	0.48
Separation costs	240	240	(81)	159	-
Non-cash charges in miscellaneous expense		11,077	7	11,084	0.22
Pension settlement charge in equity income	-	1,040	(244)	796	0.02
Non-GAAP	$5,789	$47,158	$9,913	$37,508	$0.74	20.9%

	Three Months Ended May 31, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations	Effective Tax Rate
GAAP	$15,302	$63,950	$13,825	$50,125	$1.01	21.6%
Corporate costs eliminated at Separation	10,370	10,370	(2,375)	7,995	0.16
Restructuring and other income, net	(13)	(13)	(1)	(14)	-
Separation costs	2,961	2,961	(424)	2,537	0.05
Sale-leaseback gain in equity income	-	(2,063)	472	(1,591)	(0.03)
Non-GAAP	$28,620	$75,205	$16,153	$59,052	$1.19	21.5%

	Twelve Months Ended May 31, 2024
	Operating Income (Loss)	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations	Effective Tax Rate
GAAP	$(73,459)	$74,007	$39,027	$35,243	$0.70	52.6%
Corporate costs eliminated at Separation	19,343	19,343	(4,643)	14,700	0.29
Impairment of goodwill and long-lived assets	32,975	32,975	-	32,975	0.65
Restructuring and other expense, net	29,327	29,327	(4,737)	24,590	0.49
Separation costs	12,705	12,705	(3,049)	9,656	0.19
Non-cash charges in miscellaneous expense	-	19,180	(1,922)	17,258	0.34
Loss on extinguishment of debt	-	1,534	(368)	1,166	0.02
Gain on sale of assets in equity income	-	(2,780)	662	(2,118)	(0.04)
Pension settlement charge in equity income	-	1,040	(244)	796	0.02
One-time tax effects of Separation	-	-	9,197	9,197	0.18
Non-GAAP	$20,891	$187,331	$44,131	$143,463	$2.84	23.5%

	Twelve Months Ended May 31, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings from Continuing Operations (1)	Diluted EPS - Continuing Operations	Effective Tax Rate
GAAP	$29,819	$160,286	$34,535	$125,751	$2.55	21.5%
Corporate costs eliminated at Separation	41,479	41,479	(9,499)	31,980	0.65
Impairment of long-lived assets	484	484	(111)	373	0.01
Restructuring and other income, net	(367)	(367)	84	(283)	(0.01)
Separation costs	6,534	6,534	(1,496)	5,038	0.11
Pension settlement charge	-	4,774	(1,093)	3,681	0.07
Loss on sale of investment in Artiflex	-	16,059	(3,678)	12,381	0.25
Sale lease-back gain in equity income	-	(2,063)	472	(1,591)	(0.03)
Non-GAAP	$77,949	$227,186	$49,856	$177,330	$3.60	21.9%

(1)
Excludes the impact of noncontrolling interest

To further assist in the analysis of segment results for the three and twelve months ended May 31, 2024, and May 31, 2023, the following supplemental information has been provided. Reconciliations of adjusted EBITDA from continuing operations and adjusted EBITDA margin from continuing operations to the most comparable GAAP measures, earnings (loss) before income taxes and earnings (loss) before income taxes margin.

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
(in thousands)	2024	2023	2024	2023
Volume
Consumer Products	15,660	19,070	66,632	74,137
Building Products	3,579	3,787	14,157	14,630
Total reportable segments	19,239	22,857	80,789	88,767
Other	160	163	523	574
Consolidated	19,399	23,020	81,312	89,341

Net sales
Consumer Products	$125,336	$148,831	$495,259	$555,309
Building Products	153,551	174,533	618,973	717,069
Total reportable segments	278,887	323,364	1,114,232	1,272,378
Other	39,914	45,438	131,471	146,118
Consolidated	$318,801	$368,802	$1,245,703	$1,418,496

Adjusted EBITDA from continuing operations
Consumer Products	$17,061	$29,523	$69,598	$97,370
Building Products	51,628	64,737	210,128	222,197
Total reportable segments	68,689	94,260	279,726	319,567
Other	(5,521)	(525)	(28,727)	(13,542)
Consolidated	$63,168	$93,735	$250,999	$306,025

Adjusted EBITDA margin from continuing operations
Consumer Products	13.6%	19.8%	14.1%	17.5%
Building Products	33.6%	37.1%	33.9%	31.0%
Consolidated	19.8%	25.4%	20.1%	21.6%

Equity income by unconsolidated affiliate
WAVE (1)	$27,534	$24,252	$103,298	$85,933
ClarkDietrich (1)	11,560	25,365	59,827	80,494
Other (2)	1,294	1,640	4,591	(13,165)
Consolidated	$40,388	$51,257	$167,716	$153,262

(1)
Equity income contributed by Worthington Armstrong Venture (“WAVE”) and ClarkDietrich is associated with our Building Products segment

(2)
Other includes the Company’s share of the equity earnings of Taxi Workhorse, LLC and ArtiFlex Manufacturing, LLC, on a historical basis through August 2, 2022.

A reconciliation from net earnings (loss) before income taxes from continuing operations to the non-GAAP financial measure of adjusted EBITDA from continuing operations for the each of the periods presented is provided below.

For periods prior to the Separation, the Company has also included adjusted EBITDA from continuing operations and adjusted EBITDA margin from continuing operations, on a pro forma basis, to illustrate estimated effects of the post-Separation relationship between the Company and Worthington Steel under the parties’ transition services agreement and long-term steel supply agreement. This pro forma financial information assumes the Separation occurred on June 1, 2022, the first day of our fiscal 2023. For further information on this pro forma presentation, refer to the Use of Non-GAAP Measures and Definitions section included herein.

	Three Months Ended		Twelve Months Ended
	May 31,	May 31,	May 31,	May 31,
(in thousands)	2024	2023	2024	2023
Earnings (loss) before income taxes (GAAP)	$(26,798)	$63,950	$74,007	$160,286
Less: net loss attributable to noncontrolling interest	(263)	-	(263)	-
Net earnings (loss) before income taxes attributable to controlling interest	(26,535)	63,950	74,270	160,286
Interest expense (income), net	(9)	2,609	1,587	18,298
EBIT (subtotal)	(26,544)	66,559	75,857	178,584
Corporate costs eliminated at Separation (1)	-	10,370	19,343	41,479
Impairment of goodwill and long-lived assets	32,975	-	32,975	484
Restructuring and other expense (income), net	28,624	(13)	29,327	(367)
Separation costs	240	2,961	12,705	6,534
Non-cash charges in miscellaneous expense (2)	11,077	-	19,180	4,774
Loss on investment in ArtiFlex (3)	-	-	-	16,059
Loss on extinguishment of debt (4)	-	-	1,534	-
Gain on sale of assets in equity income (5)	-	(2,063)	(2,780)	(2,063)
Pension settlement charge in equity income (6)	1,040	-	1,040	-
Adjusted EBIT (subtotal)	47,412	77,814	189,181	245,484
Depreciation and amortization	12,424	11,773	48,663	45,975
Stock-based compensation	3,332	4,148	13,155	14,566
Adjusted EBITDA from continuing operations (non-GAAP)	$63,168	$93,735	$250,999	$306,025

Earnings (loss) before income taxes margin	(8.4%)	17.3%	5.9%	11.3%
Non-GAAP adjusted EBITDA margin from continuing operations	19.8%	25.4%	20.1%	21.6%

Pro forma adjusted EBITDA from continuing operations	n/a	$92,868	$249,399	$302,357
Pro forma adjusted EBITDA margin from continuing operations	n/a	25.2%	20.0%	21.3%

Non-GAAP Footnotes:

(1)
Reflects reductions in certain corporate overhead costs that no longer exist post-Separation. These costs were included in continuing operations as they represent general corporate overhead that was historically allocated to the Company’s former steel processing business but did not meet the requirements to be presented as discontinued operations.
(2)
Reflects the following non-cash charges in miscellaneous expense:
•
Pre-tax charges of $8,010 and $4,774 from separate pension lift-out transaction completed in February 2024 and August 2022, respectively, to transfer the pension benefit obligation under The Gerstenslager Company Bargaining Unit Employees’ Pension Plan to third-party insurance companies.
•
A pre-tax charge of $11,170 during the current year quarter due to the write-down of an investment in notes receivable that was determined to be other than temporarily impaired.
(3)
On August 3, 2022, the Company sold its 50% noncontrolling equity investment in ArtiFlex Manufacturing, LLC, resulting in a pre-tax loss of $16,059 in equity income related to the sale.
(4)
Reflects a pre-tax loss of $1,534 realized in connection with the July 28, 2023, early redemption of the 2026 Notes. The loss resulted primarily from unamortized issuance costs and discount included in the carrying amount of the 2026 Notes and the acceleration of the remaining unamortized loss in equity related to a treasury lock derivative instrument executed in connection with the issuance of the 2026 Notes.
(5)
Reflects the following activity within equity income associated with the sale or divestiture of assets at Taxi Workhorse Holdings, LLC:
•
A net gain of $2,780 associated with the divestiture of the Brazilian operations.
•
A net gain of $2,063 related to a sale-leaseback transaction during the three months ended May 31, 2023.
(6)
Reflects the settlement of certain participant balances within the pension plan maintained by WAVE.

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP MEASURES AND DEFINITIONS

NON-GAAP MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses the non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP measures provide useful supplemental information and additional perspective on the performance of the Company’s ongoing operations and should not be considered as an alternative to the comparable GAAP measure. Additionally, management believes these non-GAAP measures allow for meaningful comparisons and analysis of trends in the Company’s businesses and enables investors to evaluate operations and future prospects in the same manner as management.

The following provides an explanation of each non-GAAP measure presented in these materials:

Adjusted operating income is defined as operating income (loss) excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings from continuing operations is defined as net earnings from continuing operations attributable to controlling interest (“net earnings from continuing operations”) excluding the after-tax effect of the excluded items outlined below.

Adjusted earnings per diluted share from continuing operations (“Adjusted EPS from continuing operations”) – is defined as adjusted net earnings from continuing operations divided by diluted weighted-average shares outstanding.

Adjusted EBITDA – Adjusted EBITDA is defined as Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense, depreciation, and amortization to/from net earnings from continuing operations attributable to controlling interest, which is further adjusted to exclude impairment and restructuring charges (gains) as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations, as outlined below. Adjusted EBITDA also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance. At the segment level, adjusted EBITDA includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate-level.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Exclusions from Non-GAAP Financial Measures

Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and investors’ assessment of the business for the reasons identified below:

•
Impairment charges are excluded because they do not occur in the ordinary course of our ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which we believe facilitates the comparison of historical, current and forecasted financial results.
•
Restructuring activities, which can result in both discrete gains and/or losses, consist of established programs that are not part of our ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions). These items are excluded because they are not part of the ongoing operations of our underlying business.
•
Separation costs, which consist of direct and incremental costs incurred in connection with the completed Separation are excluded as they are one-time in nature and are not expected to occur in period following the Separation. These costs include fees paid to third-party advisors, such as investment banking, audit and other advisory services as well as direct and incremental costs associated with the Separation of shared corporate functions. Results in the current fiscal year also include incremental compensation expense associated with the modification of unvested short and long-term incentive compensation awards, as required under the employee matters agreement executed in conjunction with the Separation.
•
Loss on early extinguishment of debt is excluded because it does not occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.
•
Pension settlement charges are excluded because due to their non-cash nature and the fact that they do not occur in the normal course of business and may obscure analysis of trends and financial performance. These transactions typically result from the transfer of all or a portion of the total projected benefit obligation to third-party insurance companies.

PRO FORMA FINANCIAL INFORMATION. These materials include certain financial data and operating metrics that are presented on a pro forma basis to illustrate the estimated effects of the Separation of Worthington Steel from the historical combined company, which was consummated on December 1, 2023, and to give effect to divested operations historically presented within Other. Management believes these pro forma measures provide investors with useful supplemental financial information regarding the performance of the Company’s continuing operations after reflecting the Separation. This pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the date of this release.